UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 5, 2006 (November 29, 2006)
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

145 Belmont Drive, Somerset, New Jersey, 08873
Address of principal executive offices, including zip code

(732) 271-9090
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT.

On November 29, 2006, EMCORE Corporation, a New Jersey corporation ("EMCORE") and WorldWater and Power Corp., a Delaware corporation ("WorldWater" and together with EMCORE, the "Parties"), entered into an Investment Agreement (the "Investment Agreement"), a Registration Rights Agreement (the "Registration Right Agreement") and a Letter Agreement (the "Letter Agreement", and together with the Investment Agreement and Registration Rights Agreement, the "Agreements"). The Boards of Directors of EMCORE and WorldWater each approved the Agreements.

Pursuant to the Investment Agreement, EMCORE agreed to invest $18.0 million (the "Investment") in return for (i) six million, five hundred and twenty-three thousand, eight hundred and ten (6,523,810) shares of Series D Preferred Convertible Stock of WorldWater, par value $0.01 per share (the "Series D Stock") and (ii) six hundred and sixty-eight thousand, one hundred and thirty-nine (668,139) warrants to purchase six hundred and sixty-eight thousand, one hundred and thirty-nine (668,139) shares of Series D Stock (the "Warrants"). The Series D Stock and Warrants to be received by EMCORE are equivalent to an approximately thirty-one percent (31%) equity ownership in WorldWater, or approximately twenty-six and half percent (26.5%) on a fully diluted basis.

On November 29, 2006, EMCORE invested $13.5 million in WorldWater, representing the first tranche of its $18.0 million investment, in return for which WorldWater issued to EMCORE (i) four million, eight hundred and ninety two thousand, eight hundred and fifty seven (4,892,857) shares of Series D Preferred Stock and (ii) five hundred and five thousand and forty-four (505,044) warrants (the "Tranche A Warrants") to purchase five hundred and five thousand and forty-four (505,044) shares of Series D Stock.

The investment of the remaining $4.5 million second tranche (the "Tranche B Closing") will be consummated once a definitive strategic agreement between the Parties is executed and certain other conditions set forth in the Investment Agreement are satisfied. The Parties currently expect the execution of the definitive strategic agreement and the Tranche B Closing to occur before the end of the year. At the Tranche B Closing, WorldWater will issue to EMCORE (i) an additional one million, six hundred and thirty thousand, nine hundred and fifty-three (1,630,953) shares of Series D Preferred Stock and (ii) one hundred and sixty-three thousand and ninety-five (163,095) warrants to purchase one hundred and sixty-three thousand and ninety-five (163,095) shares of Series D Stock.

In the Investment Agreement, WorldWater and EMCORE made customary representations, warranties and covenants and WorldWater agreed to indemnify EMCORE against certain potential losses incurred in connection with its investment in WorldWater. Pursuant to the terms of the Investment Agreement, EMCORE has been granted the following rights, among others: (i) the right to participate pro-rata in future financings and equity issuances by WorldWater; (ii) certain rights to obtain information regarding the financial results, financial performance, business and operations of WorldWater; and (iii) the right to nominate and appoint two individuals to WorldWater's Board of Directors.

      The Series D Stock has the designations, preferences and rights set forth in the certificate of designation filed with the Secretary of State for the State of Delaware on November 29, 2006 (the "Certificate of Designation"). Pursuant to the Certificate of Designation, holders of Series D Stock have the following rights, among others: (i) the sole right and discretion to convert their shares of Series D Stock at any time and from time to time into such number of fully paid and non-assessable shares of common stock, par value $0.001, of WorldWater (the "Common Stock") initially equal to such number of shares of Series D Stock multiplied by ten, subject to certain adjustments as more fully set forth in the Certificate of Designation including weighted average anti-dilution rights, (ii) the right to vote together with the holders of Common Stock as a single class on all matters submitted for a vote of holders of Common Stock, (iii) for so long as the beneficial ownership by the holders of Series D Stock (on a fully-diluted basis) does not fall below ten percent (10%) of the then outstanding shares of Common Stock, the exclusive right to elect two members of the Board of Directors of WorldWater, (iv) for so long as the beneficial ownership by the holders of Series D Stock (on a fully-diluted basis) is between five percent (5%) and ten percent (10%) of the then outstanding shares of Common Stock, the exclusive right to elect one member of the Board of Directors of WorldWater, (v) certain liquidation preferences as detailed in the Certificate of Designation and (vi) the right to receive dividends in an amount equal to the amount of dividends that such holder would have received had the holder converted its shares of Series D Stock into shares of Common Stock as of the date immediately prior to the record date for such dividend.

In addition, pursuant to the terms of the Certificate of Designation for so long as any shares of Series D Stock remain outstanding, WorldWater is prohibited, without the written consent or affirmative vote of the holders of at least three-quarters of the outstanding shares of Series D Stock, voting as a single class, from taking certain actions that are enumerated in the Certificate of Designation, including, among others: (i) authorizing, creating or issuing any class of capital stock having any preference or priority over, or parity with, the Series D Stock, (ii) increasing or decreasing the size of the WorldWater's Board of Directors or (iii) amending, altering, or repealing any provision of WorldWater's certificate of incorporation or bylaws in a manner adverse to the holders of Series D Stock.

The Warrants have an exercise price of three dollars and seventeen cents ($3.17), subject to certain adjustments as more fully set forth in the instrument governing the warrants, and permit the holder to purchase shares of Series D Stock (the "Warrant Instrument"). The Tranche A Warrants are exercisable at the sole right and discretion of EMCORE at any time and from time to time prior to 5.00 P.M., New York City time on the 29th day of November 2016.

The Letter Agreement (i) defines the scope and key terms of the strategic relationship to be embodied in a strategic agreement between the Parties and (ii) sets forth certain binding purchase and supply obligations of the Parties, including a contract, pursuant to which EMCORE will be WorldWater's exclusive supplier of high-efficiency multi-junction solar cells, assemblies and concentrator subsystems, valued at up to one hundred million ($100,000,000) over the next three (3) years. In the Investment Agreement, the Parties agreed to negotiate in good faith and use commercially reasonable efforts to enter into a definitive strategic agreement as soon as practicable, but no later than January 31, 2007. Pursuant to the Registration Rights Agreement, EMCORE has received shelf, demand and piggy-back registration rights.

The Investment Agreement, Registration Rights Agreement, Letter Agreement, the Warrant Instrument and Certificate of Designation have been attached to provide investors with information regarding their terms. They are not intended to provide any other factual information about EMCORE or WorldWater. In particular, the assertions embodied in the representations and warranties contained in the Investment Agreement are qualified by information in confidential disclosure schedules provided by WorldWater to EMCORE in connection with the signing of the Investment Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Investment Agreement. Accordingly, you should not rely on the representations and warranties in the Investment Agreement as characterizations of the actual state of facts about EMCORE or WorldWater.

ITEM 8.01.   OTHER EVENTS.

On November 30, 2006, EMCORE issued a press release announcing its entry into the transactions contemplated by the Investment Agreement and the Letter Agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description
10.1	Investment Agreement between WorldWater and Power Corp. and EMCORE Corporation, dated November 29, 2006. (1)
10.2	Registration Rights Agreement between WorldWater and Power Corp. and EMCORE Corporation, dated November 29, 2006.
10.3
Letter Agreement between WorldWater and Power Corp. and EMCORE Corporation, dated November 29, 2006. Confidential Treatment has been requested by the Company with respect to portions of this document. Such portions are indicated by "*****".

99.1	Press Release, dated November 30, 2006, issued by EMCORE Corporation.
99.2	Form of Warrant to Purchase Series D Convertible Preferred Stock of WorldWater and Power Corp.
99.3	Certificate Of Designations, Preferences and Rights of Series D Convertible Preferred Stock Of WorldWater and Power Corp.

(1) The schedules to the Investment Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. EMCORE will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: December 5, 2006	By: /s/ Thomas G. Werthan Name: Thomas G. Werthan Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Investment Agreement between WorldWater and Power Corp. and EMCORE Corporation, dated November 29, 2006. (1)
10.2	Registration Rights Agreement between WorldWater and Power Corp. and EMCORE Corporation, dated November 29, 2006.
10.3
Letter Agreement between WorldWater and Power Corp. and EMCORE Corporation, dated November 29, 2006. Confidential Treatment has been requested by the Company with respect to portions of this document. Such portions are indicated by "*****".

99.1	Press Release, dated November 30, 2006, issued by EMCORE Corporation.
99.2	Form of Warrant to Purchase Series D Convertible Preferred Stock of WorldWater and Power Corp.
99.3	Certificate Of Designations, Preferences and Rights of Series D Convertible Preferred Stock Of WorldWater and Power Corp.

(1) The schedules to the Investment Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. EMCORE will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.